UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2007

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2007, Arbitron Inc. (the "Company") notified The New York Stock Exchange (the "NYSE") that, from September 2005 through February 2007, the Company was not in full compliance with the provisions of Section 303A of the NYSE’s Corporate Governance Listing Standards (the "Listing Standards"). Specifically, the Company’s non-compliance was caused by the failure of one member of the Company’s Board of Directors (the "Board") to be independent (as such term is defined in Section 303A.2(b)(iii) of the Listing Standards, which contain requirements for director independence in addition to those specified under the Securities Exchange Act of 1934, as amended) because of the employment of the director’s adult son by the Company’s registered independent public accounting firm.

The director, Alan W. Aldworth, previously served on the Board’s Corporate Governance and Audit Committees, each of which is required by the Listing Standards to be composed entirely of independent directors. On February 13, 2007, Mr. Aldworth offered, and the Company accepted, his resignation from both committees effective immediately. The Company has reassessed the independence of each member of the Board following Mr. Aldworth’s resignation from the committees, and on February 16, 2007, the Company also submitted a Section 303A Interim Written Affirmation to the NYSE affirming that it is currently in full compliance with Section 303A of the Listing Standards.

As part of the Company’s annual review of its Questionnaire for Directors and Officers in connection with the preparation of its Annual Report on Form 10-K and proxy statement for its 2007 Annual Meeting of Stockholders, the Company became aware that the adult son of Mr. Aldworth was currently employed by KPMG LLP ("KPMG"), the Company’s registered independent public accounting firm, in a non-management position in KPMG’s Chicago office. While Mr. Aldworth first reported his son’s employment by KPMG in February 2006 in the Questionnaire for Directors and Officers he submitted in connection with the 2006 Annual Meeting of Stockholders, the Board was not informed, nor was it aware, prior to February 2007 that Mr. Aldworth’s son was employed by KPMG.

KPMG has reviewed the facts and has determined that the relationship described above has no impact on its independence as the Company’s registered public accounting firm. KPMG and the Company believe that the employment of Mr. Aldworth’s son does not cause a violation of the Securities and Exchange Commission’s rules for auditor independence and such employment has not created any actual conflict of interest between Mr. Aldworth and the Company. Mr. Aldworth’s son is employed in KPMG’s Chicago office, is not a partner of KPMG, and has never provided any audit services to the Company nor been involved in any Company audit in any capacity. The KPMG audit engagement partners for the Company are located in KPMG’s Baltimore office.

The Company understands that the Listing Standards allow no method of appeal or waiver even in cases such as this where the Company believes that the chance of conflict of interest, real or perceived, is remote.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

February 21, 2007	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President & Chief Legal Officer, Legal & Business Affairs & Secretary